Exhibit 10.4

PROMISSORY NOTE

Note Amount: $2,000,000	Issue Date: August 11, 2025

FOR VALUE RECEIVED, ZenCredit Ventures, LLC, a Delaware limited liability company (“ZCV”) hereby promises to pay to the order of VerifyMe Inc. or the permitted successors or assigns then holding title to this document in due course (the “Noteholder”) the principal amount of TWO MILLION dollars ($2,000,000) (the “Note Funds”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1.	Payment Dates.

(a)       Payment Dates. The interest due and payable under this Note shall be payable in 3 equal installments of EIGHTY THOUSAND dollars ($80,000) beginning on November 11, 2025 and every third month thereafter for the term of this Note. On May 11, 2026 (the “Note Maturity Date”), the full balance of this Note, including principal, accrued and unpaid interest, shall be due and payable.

(b)       Prepayment. ZCV may prepay the balance of the Note Funds in whole or in part at any time or from time to time without penalty or premium by repaying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment.

2.	Interest.

(a)       Interest Rate. Except as provided in Section 2(c), below principal amounts outstanding under this Note shall bear interest at a rate per annum equal to SIXTEEN percent (16%) (the “Interest Rate”). Interest Rate shall be applicable and begin to accrue after the Note Funds have been received and cleared in ZCV’s depository account, which date shall be the beginning of the Term of the Note.

(b)       Computation of Interest. All computations of interest hereunder shall be made a monthly basis. Interest shall begin to accrue on the Note Funds on the date of this Note. On any portion of the Note Funds that is repaid, interest shall not accrue on the date on which such payment is made.

(c)       Interest Rate Limitation. If at any time the interest rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

3.	Payment; Mechanics.

(a)       Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00PM on the date on which such payment is due. Such payments shall be made by wire transfer to the Noteholder’s depository account specified by the Noteholder in writing to ZCV, and shall be deem made when a wire transfer is initiated by ZCV with ZCV’s bank from a ZCV depository account in which funds sufficient to cover the wire transfer are on deposit.

(b)       Application of Payments. All payments shall be applied, first, to accrued interest, and second, to principal outstanding under this Note.

(c)       Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

4.	Representations and Warranties. ZCV represents and warrants to Noteholder as follows:

(a)       Existence. ZCV is an entity duly formed, validly existing, and in good standing under the laws of the state of its organization. ZCV has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)       Compliance with Law. ZCV is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on ZCV, its property, and business.

(c)       Power and Authority. ZCV has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)       Authorization; Execution and Delivery. The execution and delivery of this Note by ZCV and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with applicable law. ZCV has duly executed and delivered this Note.

5.	Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing (with a copy sent via email):

(a)       If to ZCV:

ZenCredit Ventures, LLC

201 S Biscayne Boulevard, 28th Floor, Miami FL 33140

Attention: Gustavo Sansaloni

Facsimile: (786) 922-4757

E-mail: [***]

(b)       If to Noteholder:

Lender Name: VerifyMe Inc.

Lender Address: 801 International Parkway, Fifth Floor, Lake Mary, FL 32746

Attention: Adam Stedham

Email: [***]

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6.	Governing Law, Jurisdiction and Resolution of Disputes. The Parties acknowledge that ZCV, and its servicing agent, FNC Services, LLC, maintain an office in New York, New York, and that the State of New York has a substantial relationship to the Parties and this Note, the Note Funds (and any Additional Note(s) issued to the Noteholder). Matters of construction, validity and performance of this Note, and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note or the Note Funds, and the transactions contemplated hereby (a “Dispute”) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State (without regard to principles of conflict of laws) and any applicable law of the United States of America).

(a)       Submission to Jurisdiction/Venue. The Parties permanently, irrevocably and unconditionally (i) agree that any action, suit, or proceeding arising from or relating to a Dispute, including without limitation any proceeding or action brought to compel or enjoin an arbitration proceeding, or to confirm, vacate or modify an arbitration award (a “Dispute Proceeding”), may only be brought in the state and federal courts located within the State of New York sitting in New York County, (the “Venue Courts”), (ii) submit to the exclusive jurisdiction of the Venue Courts with respect to any Dispute Proceeding, and (iii) waive any objection that they may now or hereafter have to the laying of venue in the Venue Courts or the exercise of jurisdiction by the Venue Courts over any Dispute Proceeding, including any defense of lack of jurisdiction, improper venue or inconvenient forum. Notwithstanding the foregoing, final judgment in any Dispute Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)       Mandatory Mediation And Arbitration. Notwithstanding Section 6(a) herein, before any Dispute Proceeding is formally commenced, the parties shall (i) first attempt to resolve the Dispute and any potential Dispute Proceeding by reasonable discussion in the form of informal mediation, and (ii) if reasonable discussion and informal mediation between the parties is not successful, shall be submit any Dispute to arbitration before the American Arbitration Association, in accordance with the then-prevailing Commercial Arbitration Rules of the AAA (the “Rules”). The arbitration shall be held in New York, New York at a location chosen and supplied by ZCV. Any and all discussions and arbitration demands made pursuant to this Section 6(b) shall be confidential and all discussions and informal mediation efforts shall be treated as compromise and settlement negotiations. No Party may initiate or continue any Dispute Proceeding prior to engaging in reasonable discussions, giving written notice of the Party’s belief that further reasonable discussions would be futile and engaging in Arbitration through completion. Any Dispute Proceeding commenced in violation of this section shall be dismissed or stayed, without requiring any Party to post a bond or undertaking (or in the event that a bond or undertaking is required as a matter of law, then any such bond or undertaking shall be in a nominal amount).

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(c)       Jury Waiver. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE PROCEEDING, OR WITH RESPECT TO ANY COUNTERCLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS RELATED THERETO.

7.	Successors and Assigns. This Note may not be assigned or transferred by Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or any other entity, without ZCV’s prior written consent (which consent will not be unreasonably withheld, particularly in the event of the death, disability or insolvency of Noteholder or the assignment of Lender’s assets to a trust, or the assignment to Lender’s successor, assign, heir, executor or immediately family member). ZCV may assign its rights and obligations hereunder to any company affiliate or successor of ZCV (including any entity which purchases the majority of the assets of ZCV) in which the current managers of ZCV continue to manage the affiliate or successor company.

8.	Integration/Conflicts. This Note constitute the entire contract between ZCV and Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. The terms of this Note shall control over any conflicting terms in any other agreement or document.

9.	Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by ZCV and Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.	Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not render such term or provision invalid or unenforceable in any other jurisdiction nor shall it affect any other term or provision of this Note, all of which shall remain in full force and effect.

11.	Counterparts/Execution. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act. The terms of this Note shall be construed as having been negotiated and drafted by both Parties, the authorized agents and signatories of whom are sophisticated businesspeople, and both Parties have availed themselves of the opportunity to review the document with the legal counsel of their choosing. No ambiguities shall be resolved against either party as “the drafter”. By signing on behalf of an entity, a signatory affirmatively represents that the signatory is duly and properly authorized to bind that entity, and that by so signing on behalf of that entity, the signatory intends to and hereby does so bind that entity to the terms and conditions of this Note.

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IN WITNESS WHEREOF, ZCV has executed this Note as of August 11, 2025.

ZenCredit Ventures, LLC

By:	/s/ Avi Ellman
Name: Avi Ellman
Title: Authorized Member
Date: 8/11/2025

ACKNOWLEDGED AND ACCEPTED BY
VerifyMe, Inc.
/s/ Adam Stedham
Lender Name: Adam Stedham
Title: Lender
Date: 8/11/2025

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